KemPharm

Apadaz™ FDA Approval

February 23, 2018

Cautionary Note Regarding Presentation Information

This presentation may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to KemPharm and its current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans. Risks concerning KemPharm’s business are described in detail in KemPharm's Annual Report on Form 10-K for the year ended December 31, 2016, and KemPharm’s other Periodic and Current Reports filed with the Securities and Exchange Commission. KemPharm is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Apadaz™ Update – Conference Call Participants

- **Travis Mickle, Ph.D.** – President & Chief Executive Officer
- **Rusty Johnson, M.B.A.** – Chief Business Officer
- **Dan Cohen, M.A.L.S.** – EVP, Government & Public Relations

Apadaz™ Approval

✓ **Announced FDA Approval of Apadaz (benzhydrocodone and acetaminophen) for the Short-Term Management of Acute Pain**

- First prodrug of hydrocodone/acetaminophen to be approved by FDA
- Immediate release (IR) combination of KemPharm's prodrug of hydrocodone, benzhydrocodone, and acetaminophen (APAP)
- Completed DEA product scheduling and quota allocation for Apadaz

✓ **Apadaz Approval is Significant Milestone for KemPharm**

- Opportunity to introduce differentiated product for the short-term management of acute pain
- Demonstrates value potential of KemPharm's LAT™ platform and technological approach to drug development
- Validation of KemPharm's business strategy and corporate vision

Apadaz™ Product Overview

- IR opioid fixed-dose combination product comprised of 6.67 mg benzhydrocodone HCl (a prodrug of hydrocodone equivalent to 7.5 mg hydrocodone bitartrate) and 325 mg APAP
- Prodrug consists of hydrocodone plus benzoic acid
- Developed using a 505(b)(2) regulatory pathway
  - Bioequivalent, with no food effect
- Absent of "abuse-deterrent" claims, differentiated properties based on Apadaz development program include:
  - Reduced early systemic hydrocodone exposure and delayed hydrocodone T_{max} for IN Apadaz vs. IN Norco
  - Lowered early Drug Liking for IN Apadaz vs. IN Norco in first 2 hours post dose
  - Conversion (hydrolysis) of benzhydrocodone to hydrocodone in vitro is a difficult process
- Composition-based patent expires in 2031

Apadaz Label – Key Areas of Differentiation

Section 2 (Dosage and Administration)	Section 12.3 (PK)

Section 2 (Dosage and Administration)

APADAZ:

- Initiate treatment with APADAZ at 1 to 2 tablets every 4 to 6 hours as needed for pain. Dosage should not exceed 12 tablets in a 24-hour period

Norco:

- The usual adult dosage is 1 tablet every 4 to 6 hours as needed for pain. The total daily dosage should not exceed 6 tablets

Section 12.3 (PK)

Absorption:

- The effect of a high-fat, high-calorie meal on pharmacokinetics is similar between APADAZ and immediate-release tablet of 7.5 mg hydrocodone/325 mg acetaminophen. APADAZ can be administered without regard to food.

Metabolism:

- Benzhydrocodone is a prodrug of hydrocodone and is converted to active hydrocodone by enzymes in the intestinal tract

Apadaz Label – Key Areas of Differentiation

Section 9.2	Section 9.2

Intranasal Clinical Abuse Potential

- Over the first 2 hours post-dosing (AUC0-0.5, AUC0-1, and AUC0-2), the cumulative hydrocodone exposure was lower following intranasal APADAZ compared to intranasal hydrocodone/acetaminophen.
- Additional secondary analyses of Drug Liking based on area under the effect curve analyses (AUE) for the first half hour, hour, and 2 hours post-dosing, demonstrated numerically small differences between intranasal APADAZ and intranasal hydrocodone/ acetaminophen.

Human Abuse Liability Trials Results

- The results of the oral and intranasal human abuse potential studies did not support a finding that APADAZ can be expected to deter abuse by the oral or nasal routes of administration.

In Vitro Testing

- The efficiency of extracting benzhydrocodone from APADAZ was similar compared to the efficiency of extracting hydrocodone from the non-abuse-deterrent hydrocodone/ acetaminophen control. Further conversion (hydrolysis) of benzhydrocodone to hydrocodone in vitro is a difficult process.

Apadaz Label -- Key Areas of Differentiation

100 Count Bottle	Blister Pac
	

Rx Only
NDC 70040-0167-3
APADAZ™
CII
(benzhydrocodone and acetaminophen)
Tablets
6.12 mg / 325 mg
WARNING:
Do not use if seal is breached or missing.
LOT 12345
EXP MM/YYYY
SN 1234567890
GTIN 1234567890

Apadaz Commercialization Strategy

KemPharm is pursuing two potential strategies for commercializing Apadaz, neither strategy requires KemPharm to establish its own sales force.

Non-traditional PBM Partnerships	Pharma Partnership
• Collaborative partnerships with leading US PBMs who would agree to Tier 1 or equivalent status for Apadaz (including most favorable co-pay) in return for price parity with available generic products • PBMs would work to educate prescribers/plan sponsors and actively manage Apadaz prescriptions	• Partnership with a US-based or global generic pharmaceutical manufacturer and distributor • Takes advantage of generic pharma's economies of scale to optimize Apadaz COGS • Generic pharma partner may also utilize non-traditional PBM partnership strategy

KemPharm Expected Milestones

Product	Event	Date	
KP484	IND Filing	2017	✓
KP415	Initiate Pivotal Efficacy Study	2017	✓
Apadaz	FDA Approval	02/23/18	✓
KP415 / KP484	IV Human Abuse Liability (HAL) Data	2018	
KP415	Pivotal Efficacy Study Results	2018	
KP484	Initiate Pivotal Efficacy Study	2018	
KP415 / KP484	Oral and IN HAL Data	2018	
KP415	NDA Submission	2019	
KP484	Pivotal Efficacy Study Results	2019	
KP484	NDA Submission	2019	

KemPharm

Apadaz™ FDA Approval

February 23, 2018